UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42404	99-3483984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1150 Assembly Drive, Suite 800,	3001 Summer Street
Tampa, Florida 33607	Stamford, Connecticut 06905

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	PRMB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2026, pursuant to the Stockholders Agreement, dated November 7, 2024, by and between Primo Brands Corporation (the “Company”), Triton Water Parent Holdings, LP (the “Initial ORCP Stockholder” and together with its affiliates, the “ORCP Stockholders”) and the other parties joined thereto from time to time (the “Stockholders Agreement”), and the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), following the decrease in ownership of the Company’s Class A common stock held by the ORCP Stockholders, Allison Spector resigned from the Company’s Board of Directors (the “Board”), which resignation became effective upon acceptance by the Unaffiliated Directors (as defined in the Stockholders Agreement) of the Board on August 18, 2026. Ms. Spector’s resignation is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

In connection with such resignation, the Board reduced its size to ten directors, as agreed to by the Initial ORCP Stockholder pursuant to the Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Brands Corporation

Date: August 20, 2026	By:	/s/ Hih Song Kim
Hih Song Kim
Chief Legal Officer and Corporate Secretary